Exhibit 10.3

Hungarian Telephone and Cable Corp.

2004 Long-Term Incentive Plan

Form of Stock Option Award Agreement

ii

Hungarian Telephone and Cable Corp.

2004 Long Term Incentive Plan

Stock Option Award Agreement

Hungarian Telephone and Cable Corp., a Delaware Company (the “Company”), has adopted the Hungarian Telephone and Cable Corp. 2004 Long-Term Incentive Plan, (the “Plan”), for the purposes of providing an incentive to selected employees and directors of the Company and its affiliates to remain in its employ and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company’s success.

This Stock Option Award Agreement (the “Award Agreement”) sets forth the terms and conditions of the stock options granted pursuant to the Plan. Annex A of this Award Agreement (“Annex A”) names the individual to whom the option is granted (the “Participant”) and sets forth the number of shares of common stock of the Company (“Common Stock”) subject to the option, the exercise price of such option, the date of grant and the expiration date of such option and any vesting schedule applicable thereto.

1.	Incorporation of Plan Terms.

This Award Agreement and the option granted hereby shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which has been furnished to the Participant.

2.	Grant of Option.

Subject to the conditions contained herein and in the Plan, the Company grants to the Participant, as of the date of grant indicated on Annex A (the “Date of Grant”), an option (the “Option”) to purchase the number of shares of Common Stock specified on Annex A, at an exercise price (the “Exercise Price”) specified on Annex A. The shares of Common Stock issuable upon exercise of the Option are from time to time referred to herein as the “Option Shares.” The grant of an Option shall impose no obligation on the part of the Participant to exercise the Option. The Option shall vest and be exercisable as hereinafter provided.

3.	Terms and Conditions of the Option.

The Option is granted subject to the following terms and conditions:

(a) Vesting; Exerciseability. The Option shall vest and become exercisable in accordance with any vesting schedule set forth on Annex A, unless the Option has earlier vested or been forfeited in accordance with the terms hereof.

(b) Term of the Option. The Option shall terminate and no longer be exercisable on the earlier of (i) December 31, 2013 or (ii) the date specified for termination of the Option in Section 4 below; provided, however, if the termination date falls on a date which the Participant is prohibited by Company policy in effect on such date, from engaging in transactions in the Company’s securities, such termination date shall be extended to the first date that the Participant is permitted to engage in transactions in the Company’s securities under such Company policy.

(c) Notice of Exercise. Subject to Sections 3(d), 3(f) and 4 hereof, the Participant may exercise all or any portion of the Option (to the extent vested) by giving written notice of exercise to the Company (Treasurer, Secretary or General Counsel) or the Company’s agent, provided, however, that no less than 10 Option Shares may be purchased upon any exercise of the Option unless the number of Option Shares purchased at such time is the total number of Option Shares in respect of which the Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company or the Company’s agent receives such notice or (ii) the date on which the conditions provided in Sections 3(d) and 3(f) are satisfied. Notwithstanding any other provision of this Award Agreement, the Participant may not exercise the Option, whether in whole or in part, and no Option Shares will be issued by the Company in respect of any such attempted exercise, at any time when such exercise is prohibited by Company policy then in effect concerning transactions by the Participant in the Company’s securities.

(d) Payment. Prior to the issuance of a certificate pursuant to Section 3(g) hereof evidencing the Option Shares in respect of which all or a portion of the Option shall have been exercised, the Participant shall have paid to the Company the Exercise Price for all Option Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature shares of Common Stock owned by the Participant, or in any combination of cash or such mature shares as the Compensation Committee (the “Committee”) in its sole discretion may approve. Such shares shall be valued at their Fair Market Value as of the date of exercise. Payment of the Exercise Price in mature shares of Common Stock owned by the Participant shall be made by delivering to the Company the share certificate(s) representing the required number of shares, with the Participant signing his or her name on the back, or by attaching executed stock powers (with the signature of the Participant guaranteed in either case); payment of the exercise price in mature shares of Common Stock owned by the Participant may also be made through constructive surrender, by submission of an attestation of ownership in the form approved by the Company and with such signatures or other guarantees as may be required by the Company. The Participant may also pay for such Option Shares by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Committee may establish from time to time. In accordance with rules and procedures established by the Committee (or by any person to whom authority to establish such rules and procedures shall have been delegated by the Committee), the Participant may also make a “cashless” exercise (involving a broker or dealer) of all or a portion of the Option.

(e) Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Option until the Participant shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

(f) Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Stock pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(g) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Exercise Price for the number of shares with respect to which the Option is exercised, the Company either (i) shall deliver or cause to be delivered to the Participant (or to such person to whom the Option has been transferred pursuant to Section 5 hereof; or following the Participant’s death, to such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Participant (or such other person), one or more stock certificates in the name of the Participant (or of the person or persons to whom such Option was transferred pursuant to Section 5 hereof; or following the Participant’s death, to such other person entitled to exercise the Option) for the appropriate number of shares of Common Stock issued in connection with such exercise or (ii) shall transfer the appropriate number of shares of Common Stock issued in connection with such exercise to the brokerage account designated by the Participant to the Company in writing prior to exercise. Such shares shall be fully paid and nonassessable.

(h) Non-qualified Status of the Option. The Option granted hereby is not intended to qualify, and shall not be treated, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.	Termination of Employment.

Subject to Article XII of the Plan, the following provisions will govern the ability of the Participant to exercise any portion of the Option following the Participant’s termination of employment with the Company unless the Compensation Committee determines otherwise.

(i) If the employment of the Participant with the Company is terminated for reasons other than (i) death, (ii) discharge for Cause, (iii) retirement, or (iv) resignation, the Participant’s outstanding Option may be exercised at any time within three years after such termination, to the extent of the number of shares covered by the Option which were exercisable at the date of such termination; except that no portion of the Option shall be exercisable on any date beyond the expiration date of the Option.

(ii) If the employment of the Participant with the Company is terminated for Cause, the Option (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately.

(iii) If the employment of the Participant is terminated due to resignation and the Participant is not eligible to retire under any Company pension plan, the Participant’s outstanding Option may be exercised at any time within three years of such resignation, to the extent of the number of shares covered by the Option were exercisable at the date of such resignation, except that no portion of the Option shall be exercisable on any date beyond the expiration date of the Option.

(iv) If the Participant is not eligible to retire under any Company pension plan and dies while in the employ of the Company or if the Participant’s dies after his employment has terminated (other than discharge for Cause) and the Participant was not eligible to retire under any Company pension plan upon the termination of his employment, then the Option of the deceased Participant may be exercised by his or her Personal Representative at any time within three years after the Participant’s death to the extent of the number of shares covered by the Option which were exercisable at the date of such death, except that no portion of the Option shall be exercisable on any date beyond the expiration date of the Option.

(v) If the Participant is eligible to retire under any Company pension plan and dies while in the employ of the Company prior to the vesting of the outstanding Option, any installment or installments not then exercisable shall become fully exercisable as of the date of the Participant’s death and the Option may be exercised by the Participant’s Personal Representative at any time prior to the expiration date of the Option.

(vi) If the Participant has retired and dies prior to exercising all of his outstanding Option, then the Option may be exercised by the Participant’s Personal Representative at any time prior to the expiration date of the Option.

(vii) If the Participant dies within 180 days of the expiration date of the Option, and if on the date of death the Participant was entitled to exercise the Option, including vesting pursuant to Section 4(v) above, and if the Option expired without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of the Company’s Common Stock subject to the Option exceeds the aggregate Exercise Price.

(viii) Notwithstanding any other provision of this Section 4, if the Participant’s employment with the Company terminates (except for a termination for Cause which is governed by Section 4(ii)) prior to the vesting of the Option, and if the Participant is eligible to retire under any Company pension plan at the date of such termination, any installment or installments of the Option not then exercisable shall become fully exercisable as of the effective date of such termination and the Option may be exercised at any time prior to the expiration date of the Option. If the Participant receives severance payments from the Company and becomes eligible to retire during the severance payment period, all of the Participant’s Option shall become fully exercisable as of the date of such Participant’s retirement eligibility date and may be exercised at any time prior to the expiration date of the Option.

5.	Transfer; Option Exercisable Only by Participant and Permitted Transferees.

The Option may not be transferred, pledged, assigned, or otherwise disposed of, except (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) for no consideration, to a member or members of the Participant’s immediate family (as defined below) or to one or more trusts, partnerships, limited partnerships or other limited liability entity established in whole or in part for the benefit of one or more of such immediate family members (the parties identified in clauses (i), (ii), and (iii) being referred to collectively as “Permitted Transferees”). If the Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution. The Participant shall promptly notify the Company of any proposed transfer to a Permitted Transferee in advance in writing and shall upon request provide the Company with information concerning the Permitted Transferee’s financial condition and investment experience. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except as permitted by this Section 5, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect. For purposes of this Option Agreement, the Participant’s “immediate family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships.

6.	Tax Withholding.

The Company shall have the right, prior to the issuance of shares as set forth in Section 3(g) hereor, to require the Participant to remit to the Company any amount sufficient to satisfy the minimum required Federal, state or local tax withholding requirements. The Participant may satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with the Option the minimum required Federal, state or local taxes required to be withheld with respect to such payments or, if the Participant so elects, up to the maximum Federal, state or local income taxes or such lesser amount as determined by the Company in order to assure that it complies with applicable accounting standards.

7.	No Restriction on Right to Effect Corporate Changes; No Right to Employment.

Neither the Plan, this Award Agreement nor the existence of the Option shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

In addition, neither this Award Agreement, the grant of the Option nor any action taken hereunder shall be deemed to limit or restrict the right of the Company to terminate the Participant’s employment at any time, for any reason, with or without Cause.

8.	Adjustment of and Changes in Shares.

In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, extraordinary cash dividend, distribution, combination of shares, spinoff, rights offering, or other changes in the corporate structure affecting the Common Stock, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

9.	Change in Control.

The Change in Control provisions set forth in Article XII of the Plan are fully applicable to this award agreement.

10.	Preemption of Applicable Laws and Regulations.

Anything herein to the contrary notwithstanding, if, at any time specified herein for the issuance of shares of Common Stock to the Participant, any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Participant to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

11.	Committee Decisions Final.

Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, this Award Agreement or the Option shall be determined by the Committee, and any such determination or any other determination by the Committee under or pursuant to this Award Agreement and any interpretation by the Committee of the terms of the Option shall be final and binding on all persons affected thereby.

12.	Amendments.

The Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of the Plan, and any alteration or amendment of the terms of the Option by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Option in any manner which is consistent with the Plan and approved by the Committee. In addition, the terms of the Option may be amended or supplemented by any employment, management retention, severance or similar agreement (an “Employment Agreement”) entered into between the Company and the Participant (including any such agreement entered into prior to the Date of Grant) and approved, to the extent such Employment Agreement amends or supplements the terms of the Option, by the Committee.

13.	Notice Requirements.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Such notice may be delivered to the Company personally or by mail, postage prepaid, addressed as follows: Hungarian Telephone and Cable Corp., 1201 Third Avenue, Suite 3400, Seattle, Washington 98101-3034, attention: Secretary; or to the Company’s Budapest, Hungary office, attention President; or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant at the Participant’s address as shown on the records of the Company or at such other address as the Participant, by notice to the Company, may designate in writing from time to time.

14.	Governing Law.

The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of the State of Delaware.

15.	Entire Agreement; Headings.

This Award Agreement (which includes Annex A) and the other related documents expressly referred to herein (including, if applicable, any Employment Agreement) set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. In the event of a discrepancy or inconsistency in the number of shares of common stock covered by the Option, the Date of Grant, the vesting schedule, the Exercise Price or any other term in this Award Agreement and the resolutions of the Committee authorizing the grant of the Option covered hereby, such resolutions shall control and the Company shall have the right, in its sole discretion, to replace the Award Agreement or any portion thereof (including any portion of Annex A) with a correct version. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

HUNGARIAN TELEPHONE AND CABLE CORP.

ANNEX A

STOCK OPTION AWARD

Participant:	Social Security No.:

No. of Shares:	Expiration Date:

Date of Grant:	Exercise Price:

VESTING SCHEDULE

HUNGARIAN TELEPHONE AND CABLE CORP.

By:

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